Herman Miller Reports Third Quarter Fiscal 2019 Results

•	Year-over-year organic order growth of 8%; broad-based across all segments

•	Operating margin expansion of 100 basis points on a reported basis and 50 basis points on an adjusted basis

•	35% increase in reported EPS; adjusted EPS growth of 28%
Webcast to be held Wednesday, March 20, 2019, at 5:00 PM ET

Release	Immediate
Date	March 20, 2019
Contact	Kevin Veltman (616) 654-3973 or kevin_veltman@hermanmiller.com
Jeff Stutz (616) 654-8538 or jeff_stutz@hermanmiller.com
Media (616) 654-5977 or media_relations@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

NOTE: A data supplement with additional financial information relating to the periods covered by this press release is available for download from the Company’s website at http://www.hermanmiller.com/about-us/investors.html.

Herman Miller, Inc. (NASDAQ: MLHR) today announced results for its third quarter ended March 2, 2019. Net sales in the quarter totaled $619.0 million, an increase of 7.0% from the same quarter last fiscal year. New orders in the third quarter of $610.7 million were 8.4% above the prior year level.

On an organic basis, which excludes the impact of foreign currency translation and the adoption of the new revenue recognition standard at the start of fiscal 2019, net sales and orders in the third quarter increased by 6.3% and 7.6%, respectively, compared to the same quarter last fiscal year.

Herman Miller reported net earnings of $0.66 per share on a diluted basis in the third quarter compared to diluted earnings per share of $0.49 in the same quarter last fiscal year. Excluding restructuring expenses, other special charges and the final adjustment related to the adoption of U.S. tax reform, adjusted earnings per share in the third quarter totaled $0.64 compared to adjusted earnings per share of $0.50 in the third quarter of last fiscal year.

Andi Owen, Chief Executive Officer, stated, "Broad-based order growth for the quarter was led by our International and Consumer businesses, highlighting the power of our family of brands to drive growth through both our global dealer network and consumer channels. We leveraged revenue growth, gross margin expansion and well-managed operating expenses this quarter to deliver improved operating margins compared to the same quarter last year. While there is much work ahead to realize our strategic vision, our results this quarter offer a clear demonstration that we are moving in a positive direction and have a solid foundation of capabilities to build upon.”

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Third Quarter Fiscal 2019 Financial Results

FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data)	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	March 2, 2019	March 3, 2018	% Chg.	March 2, 2019	March 3, 2018	% Chg.
Net Sales	$619.0	$578.4	7.0%	$1,896.2	$1,763.2	7.5%
Gross Margin %	35.7%	35.6%	N/A	36.0%	36.6%	N/A
Operating Expenses	$172.9	$167.1	3.5%	$533.1	$504.2	5.7%
Restructuring and Impairment Expenses	$0.3	$—	N/A	$1.7	$1.9	(10.5)%
Operating Earnings %	7.7%	6.7%	N/A	7.7%	7.9%	N/A
Adjusted Operating Earnings %*	7.9%	7.4%	N/A	8.4%	8.3%	N/A
Adjusted EBITDA*	$68.2	$61.6	10.7%	$219.9	$199.5	10.2%
Net Earnings Attributable to Herman Miller, Inc.	$39.2	$29.8	31.5%	$114.5	$96.3	18.9%
Earnings Per Share – Diluted	$0.66	$0.49	34.7%	$1.92	$1.60	20.0%
Adjusted Earnings Per Share – Diluted*	$0.64	$0.50	28.0%	$2.09	$1.64	27.4%
Orders	$610.7	$563.2	8.4%	$1,943.9	$1,787.4	8.8%
Backlog	$387.8	$341.7	13.5%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release filed on Form 8-K with the Securities and Exchange Commission.

Consolidated gross margin in the third quarter of fiscal 2019 totaled 35.7%, representing a 10-basis point increase from the level reported in the same quarter of last fiscal year. The adoption of the new revenue recognition standard (ASC 606) at the beginning of fiscal 2019 required recording certain product pricing elements as expenses within cost of goods sold that were previously classified on a net basis within sales. This adoption reflected an unfavorable impact on gross margin of 60 basis points compared to the basis of presentation last year. Excluding this impact, gross margin expanded by 70 basis points compared to the same quarter last year.
Operating expenses in the third quarter were $172.9 million compared to $167.1 million in the same quarter a year ago. Operating expenses included certain special charges totaling $0.5 million and $3.9 million in the third quarter of fiscal 2019 and 2018, respectively. The special charges related primarily to costs associated with the CEO transition and external consulting fees associated with the Company's profit enhancement initiatives. Excluding these charges, operating expenses increased by $9.2 million compared to the same quarter last year.
The Company recognized pre-tax restructuring expenses totaling $0.3 million in the third quarter related to the consolidation of certain facilities in China and the United Kingdom that were announced in the fourth quarter of fiscal 2018.
Herman Miller’s effective income tax rate in the third quarter was 16.0%, compared to 19.0% in the same quarter last fiscal year. The rate in the current quarter included the final adjustment related to recognizing the impact of the U.S. Tax Cuts and Jobs Act (the Act). Excluding this adjustment, the effective tax rate in the period was 20.1%. The rate in the same quarter last year also included certain adjustments related to the adoption of the Act. Excluding these adjustments, the effective tax rate in the prior year was 25.8%.

Jeff Stutz, Chief Financial Officer, noted, "Gross margin expansion during the quarter was driven by manufacturing production leverage, favorable channel and product mix, and savings from our profit optimization strategic priority. Benefits from profit optimization will continue to ramp up over the next twelve months as implementation efforts proceed. This operating performance combined with a lower effective tax rate helped drive a significant increase in earnings per share compared to last year, which exceeded the expectations that we established in December. While global trade tensions remain an outlook risk for the business, industry fundamentals remain supportive and we are hopeful and encouraged that ongoing trade negotiations between the U.S. and China will result in relief from the impact of tariffs on our business.”

The Company ended the third quarter with total cash and cash equivalents of $113.5 million. Cash flow generated from operations was $39.1 million in the current quarter compared to $29.2 million in the same quarter last fiscal year.

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Segment Sales and Orders

The following tables summarize reported and organic segment sales and orders for the third quarter of fiscal 2019:

Organic Sales Growth by Segment *

	Three Months Ended					Three Months Ended
	March 2, 2019					March 3, 2018
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Net Sales, as reported	$320.9	$126.0	$76.1	$96.0	$619.0	$316.4	$102.6	$72.6	$86.8	$578.4
% change from PY	1.4%	22.8%	4.8%	10.6%	7.0%

Proforma Adjustments
Currency Translation Effects (1)	1.3	4.0	—	0.1	5.4	—	—	—	—	—
Impact of Reclassification Related to New Revenue Recognition Standard	—	—	—	—	—	5.9	2.6	0.7	—	9.2
Net Sales, organic	$322.2	$130.0	$76.1	$96.1	$624.4	$322.3	$105.2	$73.3	$86.8	$587.6
% change from PY	—%	23.6%	3.8%	10.7%	6.3%

Organic Order Growth by Segment *

	Three Months Ended					Three Months Ended
	March 2, 2019					March 3, 2018
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Orders, as reported	$314.2	$127.0	$76.7	$92.8	$610.7	$294.7	$113.9	$71.2	$83.4	$563.2
% change from PY	6.6%	11.5%	7.7%	11.3%	8.4%

Proforma Adjustments
Currency Translation Effects (1)	1.2	3.0	0.1	0.1	4.4	—	—	—	—	—
Impact of Reclassification Related to New Revenue Recognition Standard	—	—	—	—	—	4.2	3.6	0.6	—	8.4
Orders, proforma	$315.4	$130.0	$76.8	$92.9	$615.1	$298.9	$117.5	$71.8	$83.4	$571.6
% change from PY	5.5%	10.6%	7.0%	11.4%	7.6%

(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period
* Items represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release filed on Form 8-K with the Securities and Exchange Commission.

Fourth Quarter Fiscal 2019 Guidance

Looking forward, Herman Miller expects net sales in the fourth quarter of fiscal 2019 to be in the range of $645 million to $665 million. On an organic basis, adjusted for foreign currency translation and the impact of reclassification related to the new revenue recognition standard, this forecast implies sales growth of 5% compared to the fourth quarter of the prior year at the mid-point of the range. The Company expects adjusted diluted earnings per share to range between $0.76 to $0.80.
Supplemental Information and Webcast

The Company has created a supplemental data report which provides additional information relevant to its quarterly results. This document can be accessed via a link on the Investors section of the Company's website at http://www.hermanmiller.com/about-us/investors.html.

The Company will host a webcast to discuss the results of the third quarter of fiscal 2019 on Wednesday, March 20, 2019, at 5:00 PM ET. To ensure your access to the webcast, you should allow extra time to visit the Company’s website at www.hermanmiller.com to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

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Herman Miller Investor Event
On Thursday, May 9, 2019, Herman Miller will host an Investor Event at its New York flagship showroom. Andi Owen, President and Chief Executive Officer, and key members of Herman Miller's leadership team will host a series of presentations during the morning event.

The event, along with supporting materials, can be accessed live or via an archived replay through the Investor Relations section of the Company's website at http://www.hermanmiller.com/about-us/investors.html. Space for the event is limited and, therefore, in-person attendance is by invitation only and advanced registration is required. Analysts and institutional investors interested in attending are encouraged to contact Herman Miller Investor Relations at investor@hermanmiller.com.

About Herman Miller
Herman Miller is a globally recognized provider of furnishings and related technologies and services. Headquartered in West Michigan, the 114-year-old company has relied on innovative design to solve problems wherever people work, live, learn, and heal. With recognizable designs as part of museum collections worldwide, Herman Miller is a past recipient of the Smithsonian Institution's Cooper Hewitt National Design Award and has been ranked number one on Contract Magazine’s list of “Brands that Inspire” for four straight years. Known and respected for its leadership in corporate social responsibility, Herman Miller has earned numerous global sustainability and inclusivity awards including the Human Rights Foundation’s top rating in its Corporate Equality Index for 11 years in a row. In fiscal 2018, the Company generated $2.38 billion in revenue and employed nearly 8,000 people worldwide. Herman Miller trades on the NASDAQ Global Select Market under the symbol MLHR.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” "likely,” “plans,” “projects,” and “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, the success of our growth strategy, our success in initiatives aimed at achieving long-term profit optimization goals, employment and general economic conditions, the pace of economic recovery in the U.S. and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, our ability to expand globally given the risks associated with regulatory and legal compliance challenges and accompanying currency fluctuations, changes in future tax legislation or interpretation of current tax legislation, the ability to increase prices to absorb the additional costs of raw materials, changes in global tariff regulations, the financial strength of our dealers and the financial strength of our customers, our ability to locate new retail studios, negotiate favorable lease terms for new and existing locations and implement our studio portfolio transformation, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly-introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, our ability to integrate and benefit from acquisitions and investments, the pace and level of government procurement, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements.

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Financial highlights for the three and nine months ended March 2, 2019 follow:

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share and common share data)

	Three Months Ended				Nine Months Ended
	March 2, 2019		March 3, 2018		March 2, 2019		March 3, 2018
Net Sales	$619.0	100.0%	$578.4	100.0%	$1,896.2	100.0%	$1,763.2	100.0%
Cost of Sales	398.0	64.3%	372.6	64.4%	1,214.5	64.0%	1,118.5	63.4%
Gross Margin	221.0	35.7%	205.8	35.6%	681.7	36.0%	644.7	36.6%
Operating Expenses	172.9	27.9%	167.1	28.9%	533.1	28.1%	504.2	28.6%
Restructuring and Impairment Expenses	0.3	—%	—	—%	1.7	0.1%	1.9	0.1%
Operating Earnings	47.8	7.7%	38.7	6.7%	146.9	7.7%	138.6	7.9%
Other Expenses, net	2.2	0.4%	2.5	0.4%	7.8	0.4%	8.9	0.5%
Earnings Before Income Taxes and Equity Income	45.6	7.4%	36.2	6.3%	139.1	7.3%	129.7	7.4%
Income Tax Expense	7.3	1.2%	6.9	1.2%	27.3	1.4%	35.4	2.0%
Equity Income, net of tax	1.0	0.2%	0.7	0.1%	2.8	0.1%	2.2	0.1%
Net Earnings	39.3	6.3%	30.0	5.2%	114.6	6.0%	96.5	5.5%
Net Earnings Attributable to Noncontrolling Interests	0.1	—%	0.2	—%	0.1	—%	0.2	—%
Net Earnings Attributable to Herman Miller, Inc.	$39.2	6.3%	$29.8	5.2%	$114.5	6.0%	$96.3	5.5%

Amounts per Common Share Attributable to Herman Miller, Inc.
Earnings Per Share – Basic	$0.67		$0.50		$1.94		$1.61
Weighted Average Basic Common Shares	58,838,958		59,691,709		59,087,899		59,753,271
Earnings Per Share – Diluted	$0.66		$0.49		$1.92		$1.60
Weighted Average Diluted Common Shares	59,127,258		60,362,084		59,448,294		60,374,214

Herman Miller, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Dollars in millions)

	Nine Months Ended
	March 2, 2019	March 3, 2018
Net Earnings	$114.6	$96.5
Net Cash Provided by Operating Activities	130.6	110.7
Net Cash Used in Investing Activities	(142.4)	(42.5)
Net Cash (Used in) Provided by Financing Activities	(76.6)	28.3
Effect of Exchange Rates	(2.0)	0.3
Change in Cash	(90.4)	96.8
Cash, Beginning of Period	203.9	96.2
Cash, End of Period	$113.5	$193.0

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Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in millions)

	March 2, 2019	June 2, 2018
ASSETS
Current Assets:
Cash and Cash Equivalents	$113.5	$203.9
Short-term Investments	8.9	8.6
Accounts and Notes Receivable, net	218.7	217.4
Unbilled Accounts Receivable	25.5	1.9
Inventories, net	191.9	162.4
Prepaid Expenses and Other	58.2	51.2
Total Current Assets	616.7	645.4
Net Property and Equipment	338.8	331.4
Other Assets	573.7	502.7
Total Assets	$1,529.2	$1,479.5

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$175.7	$171.4
Accrued Liabilities	243.2	242.4
Total Current Liabilities	418.9	413.8
Long-term Debt	281.9	275.0
Other Liabilities	92.8	95.4
Total Liabilities	793.6	784.2
Redeemable Noncontrolling Interests	20.7	30.5
Herman Miller, Inc. Stockholders' Equity	714.8	664.6
Noncontrolling Interests	0.1	0.2
Total Stockholders' Equity	714.9	664.8
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$1,529.2	$1,479.5

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